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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

        We hereby consent to the inclusion in the Registration Statement on Form S-1/A of our report dated March 26, 2004 included in Northgate Innovations, Inc.'s Form 10-K for the year ended December 31, 2003. We also consent to the use of our name as it appears under the caption "Experts."

                        /s/ Corbin & Company LLP
                        CORBIN & COMPANY, LLP

Irvine, California
June 14, 2004

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INDEPENDENT AUDITOR'S CONSENT